SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               EMCOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                  [EMCOR LOGO]


                                EMCOR GROUP, INC.
                                301 Merritt Seven
                           Norwalk, Connecticut 06851

                              --------------------

                            NOTICE OF ANNUAL MEETING

                              --------------------

To the Stockholders of EMCOR Group, Inc.

      The Annual Meeting of Stockholders of EMCOR Group, Inc. (the "Company") will be held in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York, on Thursday, June 15, 2006 at 10:00 A.M. (local time) for the following purposes:

      1. To elect seven directors to serve until the next annual meeting and until their successors are duly elected and qualified.

      2.    To approve an Amendment to the 2005 Management Stock Incentive Plan.

      3. To ratify the appointment of Ernst & Young LLP as independent auditors for 2006.

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 19, 2006 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

      YOUR ATTENTION IS RESPECTFULLY DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                        By Order of the Board of Directors


                                        Sheldon I. Cammaker
                                        SECRETARY

Norwalk, Connecticut
April 26, 2006

                                  [EMCOR LOGO]


                                EMCOR GROUP, INC.
                              --------------------
                                 PROXY STATEMENT
                              --------------------
     2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, JUNE 15, 2006
                              --------------------

      The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. (local time) on Thursday, June 15, 2006 in the Ballroom, Regency Hotel, 540 Park Avenue, New
York, New York and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by duly executing a proxy bearing a later date and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person. Unless otherwise specified, the proxies from holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), will be voted in favor of each proposal set forth in the Notice of Annual Meeting.

      As of April 19, 2006, the Company had outstanding 31,454,798 shares of Common Stock. Only stockholders of record of Common Stock at the close of business on April 19, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder to one vote at the Annual Meeting. The mailing address of the principal executive office of the Company is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to stockholders is April 26, 2006.

      The Common Stock was the only voting security of the Company outstanding and entitled to vote on the Record Date. The holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Amendment to the 2005 Management Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of independent auditors to audit the accounts of the Company and its subsidiaries. With respect to an abstention from voting on any matter and broker "non-votes," the shares will be considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Abstentions will have the effect of a vote against each of the proposals brought before the meeting, but will not have an effect on the election of Directors. A broker "non-vote" occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal. Accordingly, broker "non-votes" will be disregarded and will have no effect on the outcome of the vote on that proposal.

                              CORPORATE GOVERNANCE

      The Company has a long history of good corporate governance practices that has greatly aided its long-term success. The Board of Directors of the Company and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to stockholders. The Board and the management of the Company have taken numerous steps to enhance the Company's policies and procedures in order to comply with corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

      CORPORATE GOVERNANCE GUIDELINES. The Company's Corporate Governance Guidelines provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee (the "Corporate Governance Committee") regularly reviews corporate governance developments and makes recommendations to the Board with respect to suggested modifications to the Corporate Governance Guidelines.

      INDEPENDENCE OF DIRECTORS. In order to assist the Board in determining the independence of each director, the Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A. To be considered independent the Board must affirmatively determine that the director has no material relationship with the Company. The Board has determined that six of its seven directors, including all members of its Audit Committee, Compensation and Personnel Committee (the "Compensation Committee"), and Corporate Governance Committee are "independent", as defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These six directors are: Stephen W. Bershad, David A. B. Brown, Larry J. Bump, Albert Fried, Jr., Richard F. Hamm, Jr. and Michael T. Yonker. The seventh director, Frank T. MacInnis, is Chairman of the Board and Chief Executive Officer of the Company.

      EXECUTIVE SESSIONS OF THE BOARD. At the beginning of each regularly scheduled meeting of the Board, non-management directors meet without any Company representatives present; the chairpersons of the Audit Committee, Compensation Committee and Corporate Governance Committee rotate presiding over those sessions.

      BOARD COMMITTEE CHARTERS. The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval.

      STANDARDS OF CONDUCT. The Company's Code of Business Conduct and Ethics is applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Board has adopted a separate Code of Ethics for the Company's chief executive officer and senior financial officers which imposes additional ethical obligations upon them.

      STOCKHOLDER COMMUNICATIONS. Stockholders and other interested persons may communicate with members of the Board as a group, or with one or more members of the Board (including non-management directors as a group), by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention:
Secretary. Such communications will be forwarded to the individuals addressed. In addition, communications may be sent to the non-management directors as a group by e-mail to nonmanagementdirectors@emcorgroup.com or to the entire Board by e-mail to alldirectors@emcorgroup.com.

      AVAILABILITY OF CORPORATE GOVERNANCE MATERIALS. The charters of the Audit Committee, Compensation Committee and the Corporate Governance Committee, the categorical Standards for Determining Director Independence, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Ethics for the Company's chief executive officer and senior financial officers and other corporate governance materials may be obtained at the Company's website at www.emcorgroup.com or by writing to the Company at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Secretary.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

      At the Annual Meeting, seven directors are to be elected by the holders of Common Stock to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Certain information concerning the nominees for election at the Annual Meeting is set forth below. Each nominee is presently a director of the Company. While the Board of Directors has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

      FRANK T. MACINNIS, Age 59. Mr. MacInnis has been Chairman of the Board and Chief Executive Officer of the Company since April 1994. He also served as President of the Company from April 1994 to April 1997 and from February 2004 to October 2004. From April 1990 to April 1994, Mr. MacInnis was President and Chief Executive Officer, and from August 1990 to April 1994, was Chairman of the Board, of Comstock Group Inc., a nationwide electrical contracting company. From 1986 to April 1990, Mr. MacInnis served as Senior Vice President and Chief Financial Officer of Comstock Group Inc. In addition, from 1986 to April 1994, Mr. MacInnis was also President of Spie Group Inc., which has or had interests in Comstock Group Inc., Spie Construction Inc., a Canadian pipeline construction company, and Spie Horizontal Drilling Inc., a United States company engaged in underground drilling for pipelines and communications cable. Mr. MacInnis is also a director of The Williams Companies, Inc. and ITT Industries, Inc.

      STEPHEN W. BERSHAD, Age 64. Mr. Bershad has been Chairman of the Board and Chief Executive Officer for more than the past five years of Axsys Technologies, Inc., a manufacturer of precision optical components and systems for aerospace, defense and other high technology markets. He has been a director of the Company since December 15, 1994.

      DAVID A.B. BROWN, Age 62. Mr. Brown has been Chairman of the Board of Directors of Pride International, Inc. since May 12, 2005 and Chairman of the Board of Directors of Layne Christensen Corp. since June 10, 2005. For more than five years prior to July 2005, Mr. Brown was President of The Windsor Group, a management consulting firm of which he was a co-founder. He has been a director of the Company since December 15, 1994. In addition to being a director of Layne Christensen Corp. and Pride International, Inc., Mr. Brown is also a director of NS Group, Inc. and Petrohawk Energy Corp.

      LARRY J. BUMP, Age 66. Mr. Bump, a private investor, was Chairman of the Board of Willbros Group, Inc., an international engineering and construction company from 1981 until May 2004. From 1977 to 1980, he was President and Chief Operating Officer of Willbros Group, Inc. and from 1980 until 2002, when he retired, he was Chief Executive Officer of that company. Mr. Bump has been a director of the Company since February 27, 2003.

      ALBERT FRIED, JR., Age 75. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. He has been a director of the Company since December 15, 1994.

      RICHARD F. HAMM, JR., Age 46. Mr. Hamm has been the Senior Vice President, Corporate Development, General Counsel and Secretary of Dendreon Corporation ("Dendreon"), a biotechnology company developing targeted therapies for the treatment of cancer, since December 2005 and Senior Vice President, General Counsel and Secretary of Dendreon since November 2004. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. From July 2000 to April 2002, he was Vice President, Corporate Development & Planning of Carlson Companies, Inc. ("Carlson"), a global travel, hospitality and marketing services company, and was Vice President, Corporate Strategic Development & Acquisitions of Carlson from January 1999 to June 2000. Mr. Hamm has been a director of the Company since June 19, 1998. He is also a director of Axsys Technologies, Inc.

      MICHAEL T. YONKER, Age 62. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. He has been a director of the Company since October 25, 2002. Mr. Yonker is also a director of Modine Manufacturing Company, Proliance International, Inc. and Woodward Governor Company.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During 2005, the Board of Directors met nine times, and committees of the Board held thirteen meetings. Each director attended at least 95% of the meetings of the Board and committees on which he served during 2005. As provided in the Company's Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders, and all but one director attended the 2005 Annual Meeting of Stockholders.

      The Company's Board has standing Audit, Compensation and Corporate Governance Committees comprised solely of independent directors. The members and the principal responsibilities of these committees are as follows:

      The Audit Committee, comprised of Messrs. Bershad, Brown, Bump and Hamm, among other things, is responsible for engaging (subject to ratification by stockholders), overseeing, and discharging, the independent auditors for the Company, setting their fees, reviewing the scope and audit procedures of the independent auditors, approving their audit and permitted non-audit services, reviewing with management and the independent auditors annual and quarter-annual financial statements, receiving periodic reports from the independent auditors and management regarding the auditors' independence, meeting with the Company's management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, the Company's risk assessment and risk management policies and major risk exposures, and the adequacy of the Company's internal audit controls, and reviewing the Company's internal auditing and accounting personnel.

      The Audit Committee met seven times during 2005. The Board has determined that each of the members of the Audit Committee, Messrs. Bershad, Brown, Bump, and Hamm, are "audit committee financial experts", within the meaning of the rules of the Securities and Exchange Commission.

      The Compensation Committee, comprised of Messrs. Bershad, Bump, Fried and Yonker, oversees the evaluation of the Company's management and reviews and advises the Board with respect to the qualifications of individuals identified as candidates for positions as the Company's Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, and General Counsel and for the position of chief executive officer of each subsidiary of the Company whose proposed annual base salary is $400,000 or more. It also reviews and approves corporate goals and objectives relevant to compensation for the Chief Executive Officer, evaluates his performance in light of those goals and objectives and, together with the other independent directors, has sole authority to determine his compensation level based on this evaluation. The Compensation Committee also is responsible for reviewing and approving, based on proposals made by the Chief Executive Officer, compensation for the other executive officers of the Company as well as the compensation of other officers and employees of the Company and each subsidiary whose proposed annual base salary is $400,000 or more and for approving, together with the other independent directors, any employment, severance or similar contracts for the executive officers of the Company and other officers and employees of the Company and each subsidiary whose annual base salary is $400,000 or more. The Compensation Committee also makes recommendations to the Board with respect to incentive compensation and equity-based plans for officers and other employees of the Company and administers those plans, and reviews executive development plans. During 2005, the Compensation Committee held four meetings.

      The Corporate Governance Committee, comprised of Messrs. Brown, Fried, Hamm and Yonker, is charged with leading the search for individuals qualified to become members of the Board, consistent with criteria approved by the Board and set forth in the Company's Corporate Governance Guidelines; recommending to the Board nominees for election to the Board; developing and overseeing an annual self-evaluation process for the Board and its committees; making recommendations with respect to corporate governance guidelines, compensation and benefits for non-employee directors and matters relating to Board members' retirement and removal, the number, function and membership of Board committees, and directors and officer liability insurance and indemnity agreements between the Company and officers and directors. During 2005, the Corporate Governance Committee held two meetings.

                     RECOMMENDATIONS FOR DIRECTOR CANDIDATES

      The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of the Board of Directors and stockholders. A stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee in care of Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in the Company's Corporate Governance Guidelines. The Corporate Governance Guidelines are available at the Company's website at www.emcorgroup.com. A stockholder may also nominate director candidates by complying with the Company's bylaw provisions discussed below under "Other Matters-Stockholder Proposals."

      If the Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board, or to expand the size of the Board, the process to be followed by the Committee to identify and evaluate candidates includes (a) consideration of those individuals recommended by stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those suggested by third party executive search firms retained by the Committee, from time to time, (b) meetings from time to time to evaluate biographical information and background material relating to candidates, and (c) interviews of selected candidates by members of the Committee.

      As provided in the Company's Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate's achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Committee will also take into account the willingness of a candidate to devote adequate time to Board duties. The Committee may also consider any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

                              DIRECTOR COMPENSATION

      For 2005, each non-employee director received, as an annual retainer, $30,000 payable in cash and $40,000 payable in options granted in January 2005 to purchase shares of Common Stock under the Company's 1997 Non-Employee Directors' Non-Qualified Stock Option Plan (the "1997 Directors' Option Plan"). The option grant consisted of options to purchase 10,584 shares at an exercise price of $22.47 per share, the fair market value of a share of Common Stock on the grant date, with a term of five years. One-fourth of the option grant became exercisable on the first day of each calendar quarter in 2005. In addition, pursuant to the terms of the Company's 2003 Non-Employee Directors'
Non-Qualified Stock Option Plan (the "2003 Directors' Plan"), immediately following the 2005 Annual Meeting of Stockholders each non-employee director was granted an option to purchase 10,000 shares of Common Stock at $24.98 per share, the fair market value of a share of Common Stock on the grant date; all of these options became fully exercisable as of the date of grant and have a term of ten years. The foregoing option grant figures and exercise prices have been adjusted for the Company's 2-for-1 stock split effected February 10, 2006 (the "Split").

      Until July 1, 2005, each non-employee director was also entitled to fees payable in cash for attending meetings of the Board of Directors, fees payable in cash for attending meetings of committees of the Board upon which he served and fees payable in cash for acting as Chairman of a committee of the Board. The fee for participating in a Board meeting was $1,500, other than a telephonic meeting of the Board in which case the fee was $750; the fee for participating in a meeting of the Compensation Committee and the Corporate Governance Committee was $1,000, other than a telephonic meeting in which case the fee was $750; and the annual fee for acting as a Chairman of each such committee was $3,000. In addition, the fee each member of the Audit Committee received for attending Audit Committee meetings was $1,000 except for meetings of the Audit Committee at which the financial statements included in the Company's Form 10-K and Forms 10-Q were reviewed in which case the meeting fee was $1,500 and except for a telephonic meeting in which case the meeting fee was $750. The annual fee for acting as Chairman of the Audit Committee was $4,000.

      Effective July 1, 2005, the Board determined that no fees would be payable to directors for attendance at meetings of the Board or meetings of committees of the Board. However, members of the Audit Committee (other than the Chairman) receive an annual retainer of $5,000, and an annual fee of $10,000 is payable to the Chairman of the Audit Committee. In addition, an annual fee of $5,000 is payable to the Chairman of each other committee of the Board.

      For 2006, the annual retainer for each non-employee director is $100,000 per annum, of which $60,000 is payable in cash and $40,000 is payable in options under the Company's 1997 Directors' Option Plan or in shares of Common Stock under the Company's 2005 Stock Plan for Directors, as each director chose with respect to the calendar year 2006. Accordingly, in January 2006 three directors elected to receive shares under the Company's 2005 Stock Plan and, as adjusted for the Split, each was awarded 1,380 shares of Common Stock, of which 690 were delivered on the first business day in January 2006 and 690 will be delivered as of January 1, 2007 provided the director has served out his entire 2006 term. In addition, three directors chose in January 2006 to receive options under the 1997 Directors' Option Plan and, as adjusted for the Split, each was awarded an option for a five year term to purchase 6,354 shares at an exercise price of $35.58 per share, the fair market value of a share of Common Stock on the first business day of January 2006. One-quarter of the option is exercisable commencing with first day of each calendar quarter, commencing January 2006. In addition, each non-employee director will, in 2006, and in succeeding years, continue to be entitled to receive an annual option grant of 10,000 shares of Common Stock upon his election or re-election to the Board at the annual meeting of stockholders. The option exercise price will be the fair market value of a share of the Company's Common Stock on the grant date and the option will become fully exercisable as of the grant date for a term of 10 years.

      In connection with attendance at one annual Board meeting, each director is invited to include his spouse or other companion. The average cost to the Company per director for such spousal travel and related social gatherings in 2005 was approximately $3,250.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of April 19, 2006 certain information regarding beneficial ownership of Common Stock by each person or group known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock.

                                             Amount and Nature           Percent
Name and Address of Beneficial Owner      of Beneficial Ownership         Owned
------------------------------------      -----------------------        -------

The TCW Group, Inc. ....................       2,253,776(1)               7.2%
  86 South Figueroa Street
  Los Angeles, California 90017

Dimensional Fund Advisors, Inc. ........       1,690,038(2)               5.4%
  1299 Ocean Avenue
  Santa Monica, California 90401

Goldman Sachs Asset Management, L.P. ...       1,628,360(3)               5.2%
  32 Old Slip
  New York, New York 10005

Barclays Global Investors, N.A. and ....       1,578,198(4)               5.0%
  Barclays Global Fund Advisors
  45 Freemont Street
  San Francisco, California 94105

----------
(1) Based on a Schedule 13G Information Statement filed by The TCW Group, Inc. ("TCW") on behalf of the TCW Business Unit, which consists of TCW and its direct and indirect subsidiaries. The Schedule 13G discloses that the TCW Business Unit has shared power to dispose or to direct the disposition of 2,253,776 shares and has shared power to vote or direct to vote of 2,112,106 of such shares.

(2) Based on a Schedule 13G Information Statement filed by Dimensional Fund Advisors Inc. ("Dimensional). The Schedule 13G discloses that Dimensional, a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts and that in its role as investment adviser or manager it possesses investment and/or voting power over the 1,690,038 shares owned by such entities and may be deemed to be the beneficial owner of such shares.

(3) Based on a Schedule 13G Information Statement filed by Goldman Sachs Asset Management, L.P. ("GSAM"). The Schedule 13G discloses that GSAM has sole dispositive power with respect to the 1,628,360 shares and sole voting power to vote 1,241,560 of such shares.

(4) Based on a Schedule 13G Information Statement filed by Barclays Global Investors, N.A. ("Barclays Investors") and Barclays Global Fund Advisors ("Barclays Advisors"). The Schedule 13G discloses that Barclays Investors has sole power to vote or direct the vote of 347,328 of the 1,578,198 shares and sole power to dispose or direct the disposition of 402,311 of such shares, and that Barclays Advisors has sole power to vote or direct the vote of 385,894 of the 1,578,198 shares and sole power to dispose or direct the disposition of 386,788 of such shares. It also discloses that the 1,578,198 shares are held in trust accounts for the economic beneficiaries of such accounts.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth as of April 19, 2006, certain information regarding the beneficial ownership of the Common Stock by each of the Company's directors, its Chief Executive Officer, each of the other four most highly compensated executive officers of the Company, and all its directors and executive officers as a group, for the fiscal year ended December 31, 2005. Except as otherwise noted, to the Company's knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

                                                Amount and Nature of
Name of Beneficial Owner                       Beneficial Ownership(1)   Percent
------------------------                       -----------------------   -------
Frank T. MacInnis ...........................        1,381,254(2)         4.2%
Stephen W. Bershad ..........................          135,166(3)           *
David A.B. Brown ............................          101,166(3)           *
Larry J. Bump ...............................           67,168(3)           *
Albert Fried, Jr. ...........................          119,666(3)           *
Richard F. Hamm, Jr. ........................           73,168(3)           *
Michael T. Yonker ...........................           70,034(3)           *
Tony J. Guzzi ...............................          104,894(2)           *
Sheldon I. Cammaker .........................          267,320(2)           *
Leicle E. Chesser ...........................          331,535(2)         1.0%
R. Kevin Matz ...............................          215,192(2)           *
All directors and executive officers
  as a group ................................        3,043,887(4)         9.0%

----------
*     Represents less than 1%.

(1) The information contained in the table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this table have been rounded.

(2) Includes in the case of Mr. MacInnis 1,098,214 shares, in the case of Mr. Guzzi 53,667 shares, in the case of Mr. Cammaker 237,558 shares, in the case of Mr. Chesser 257,558 shares, and in the case of Mr. Matz 173,705 shares, that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof. Also includes in the case of Mr. MacInnis 64,432 shares, in the case of Mr. Guzzi 22,768 shares, in the case of Mr. Cammaker 25,508 shares, in the case of Mr. Chesser 18,767 shares, and in the case of Mr. Matz 22,640 shares to be issued in respect of restricted stock units.

(3) Includes in the case of Mr. Bershad 105,166 shares, in the case of Mr. Brown 99,166 shares, in the case of Mr. Bump 65,788 shares, in the case of Mr. Fried 105,166 shares, in the case of Mr. Hamm 71,788 shares, and in the case of Mr. Yonker 68,654 shares, that may be acquired upon exercise of presently exercisable options or options exercisable within 60 days of the date hereof.

(4) Includes 2,492,606 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and 175,263 shares to be issued in respect of restricted stock units.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following Summary Compensation Table sets forth the compensation awarded to, earned by or paid to, each of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") during the fiscal years ended December 31, 2005, 2004 and 2003 for services rendered in all capacities to the Company and its subsidiaries. For information regarding the certain agreements between the Company and the named executive officers, see "Termination of Employment and Change of Control Arrangements" below.

                                               SUMMARY COMPENSATION TABLE
===========================================================================================================================

                                                          Annual                            Long Term
                                                       Compensation                  Compensation Awards(4)
                                       -------------------------------------------------------------------------
                                                                                                   Number of
                                                                                      Restricted  Securities
                                                                        Other Annual     Stock    Underlying    All Other
                                                               Bonus    Compensation     Award     Options/   Compensation
                                                 Salary       (1)(2)         (3)          (5)       SARs(6)        (7)
Name and Principal Position             Year       ($)          ($)          ($)          ($)         (#)          ($)
----------------------                  -----    -------    ---------   ------------  ----------  ----------  ------------
Frank T. MacInnis .................     2005     840,000    1,763,979     29,492          -0-         -0-       30,242
  Chairman of the Board and             2004     820,000      913,590     29,953          -0-      148,258      30,242
  Chief Executive Officer               2003     800,000      317,638     23,778       117,638     110,886      30,242

Tony J. Guzzi .....................     2005     540,000    1,102,481     62,318          -0-         -0-       93,656
  President and                         2004     100,962    1,342,750(9)   6,749          -0-       60,000         -0-
  Chief Operating Officer(8)

Sheldon I. Cammaker ...............     2005     435,000      913,519     32,999          -0-         -0-       25,123
  Executive Vice President and          2004     420,000      264,374     40,358        32,921      45,590      25,123
  General Counsel and Secretary         2003     410,000      236,043     36,709        29,409      34,098      25,123

Leicle E. Chesser .................     2005     435,000      913,519     21,889          -0-         -0-       24,459
  Executive Vice President and          2004     420,000      312,955     34,178        61,744      45,590      24,459
  Chief Financial Officer(10)           2003     410,000      245,885     23,129        48,524      34,098      24,459

R. Kevin Matz .....................     2005     350,000      735,016     18,812          -0-         -0-       11,072
  Senior Vice President--               2004     340,000      230,372     17,863        38,560      35,940      11,072
  Shared Services                       2003     315,000      221,245     30,938        34,784      24,950      11,072

----------
(1) The amounts reported under "Bonus" for 2004 and 2003 include the value of units that correspond to shares of Common Stock mandatorily deferred and credited to each named executive officer's account under the Company's Executive Stock Bonus Plan (the "Stock Bonus Plan") other than in the case of Mr. Guzzi, who did not participate in the Stock Bonus Plan. Pursuant to the Stock Bonus Plan, 25% of the annual bonus earned by each named executive officer was automatically credited to him in the form of a number of restricted stock units which equaled a number of shares of Common Stock valued at 85%of the fair market value of Common Stock as of the date the annual bonus was determined. The units are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the first business day immediately following the day upon which the Company releases to the public generally its results in respect of the fourth quarter of the third year following the year in respect of which such units were issued, (ii) the executive officer's termination of employment for any reason or (iii) immediately prior to a "change of control" (as defined in the Stock Bonus Plan). Dividend equivalents are to be credited in the form of additional units (at a 15% discount) at the same rate as dividends, if any, are paid to all stockholders. The portion of the amount reported under "Bonus" for 2004 and 2003, respectively, associated with mandatory deferrals under the Stock Bonus Plan for each named executive officer, other than Mr. Guzzi, is as follows: Frank T. MacInnis--$257,340 and $117,638; Sheldon I. Cammaker--$82,374 and $73,543;
      Leicle E. Chesser--$102,955 and $80,885; and R. Kevin Matz--$74,132 and $72,245. Mr. Guzzi was granted 50,000 restricted stock units (as adjusted for the 2-for-1 stock split effected February 10, 2006) in October 2004 when he joined the Company, (a) 25,000 of which were converted into an equal number of shares of Common Stock on

      March 1, 2005, the day after the Company released to the public generally its results for the fourth quarter of 2004, and (b) 25,000 of which were converted into an equal number of shares of Common Stock on February 24, 2006, the day after the Company released to the public generally its results for the fourth quarter of 2005.

(2) The amounts reported under "Bonus" for 2005 include the value of Phantom Stock Units that correspond to the value of shares of Common Stock deferred and credited to each named executive officer's account under the Company's Incentive Plan for Senior Executive Officers (the "Senior Incentive Plan"). Pursuant to the Senior Incentive Plan, 20% of the annual bonus awarded to each such named executive officer is automatically credited to him in the form of a number of Phantom Stock Units which equal 125% of 20% of his annual bonus divided by the fair market value of a share of Common Stock as of March 6, 2006. The Phantom Stock Units will be converted into, and paid, in cash based on the number of such units multiplied by the fair market value of a share of Common Stock on the earliest of (i) March 6, 2008, (ii) six months following the executive officer's termination of employment for any reason other than by reason of his death or disability or (iii) generally, immediately prior to a "change of control" (as defined in the Senior Incentive Plan). Dividend equivalents are to be credited in the form of additional Phantom Stock Units (with the 125% increase) at the same rate that dividends, if any, are paid to all stockholders. The portion of the amounts reported under "Bonus" for 2005 associated with the deferrals under the Senior Incentive Plan for each named executive officer is as follows: Frank T. MacInnis $336,000; Tony J. Guzzi $210,000; Sheldon I. Cammaker $174,000; Leicle E. Chesser $174,000; R. Kevin Matz $140,000.

(3) The personal benefits provided to the named executive officers did not exceed the disclosure threshold established by the Securities and Exchange Commission pursuant to applicable rules. Figures represent amounts reimbursed for the payment of taxes upon certain personal benefits and, in addition, in Mr. Guzzi's case, taxes upon his relocation costs included under the "All Other Compensation" column.

(4) The column specified by Item 402(b) of Regulation S-K of the Securities and Exchange Commission to report Long Term Incentive Plan Payments has been excluded because the Company did not have any such plan during any portion of fiscal years 2005, 2004, and 2003.

(5) The amounts reported under "Restricted Stock Award" for 2004 and 2003 represent the value of restricted stock units that correspond to shares of Common Stock voluntarily deferred and credited to a named executive officer's account under the Stock Bonus Plan. Pursuant to the Stock Bonus Plan, each named executive officer (other than Mr. Guzzi, who did not participate in the Stock Bonus Plan) was permitted at his election to cause all or part of his annual bonus not mandatorily deferred under the Stock Bonus Plan to be credited to him in the form of a number of such units which equaled a number of shares of Common Stock valued at 85% of the fair market value of Common Stock as of the date the annual bonus was determined. Any voluntary deferral election under the Stock Bonus Plan had to be made at least six months prior to the end of the calendar year in respect of which the bonus was to be payable. These units are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the date elected by the executive officer but in no event earlier than the first business day immediately following the day upon which the Company releases to the public generally its results in respect of the fourth quarter of the third calendar year following the year in respect of which such units were issued, (ii) the executive officer's termination of employment for any reason, or (iii) immediately prior to a "change of control." Dividend equivalents are credited in the form of additional units (at a 15% discount) at the same rate as dividends, if any, are paid to all stockholders. The total holdings of shares of Common Stock represented by the aforementioned units, including units granted in 2005 in respect of 2004, and the aggregate market value of such underlying shares as of December 30, 2005, as adjusted for the 2-for-1 stock split effected February 10, 2006 ($33.77 per share), for each of the named executive officers (other than Mr. Guzzi) is as follows: Frank T. MacInnis--27,531 shares, $929,722; Sheldon
      I. Cammaker--8,959 shares, $302,545; Leicle E. Chesser--13,098 shares, $442,319; and R. Kevin Matz--8,670 shares, $292,786.

(6) The awards set forth in this column are of stock options only, as adjusted for the 2-for-1 stock split effected February 10, 2006. The Company did not award stock appreciation rights.

(7) The amounts reported in this column include insurance premiums paid by the Company with respect to term life insurance for the benefit of each named executive officer (other than Mr. Guzzi, who did not have such insurance coverage) and matching contributions made by the Company under the Company's 401(k) Savings Plan, for the account of each named executive officer, and in addition, with respect to 2003, contributions paid by the Company pursuant to the then retirement account part of the Company's 401(k) Savings Plan for the account of each named executive officer. Mr. Guzzi did not participate in the Company's 401(k) Savings Plan during 2004, the year in which he joined the Company. The amounts reported in this column for Mr. Guzzi include reimbursement for relocation costs.

(8) Mr. Guzzi was elected President and Chief Operating Officer of the Company on October 25, 2004.

(9) Includes for 2004, Mr. Guzzi's signing bonus of $200,000 and, as adjusted for the 2-for-1 stock split effected February 10, 2006, a grant of 50,000 restricted stock units entitling him to an equal number of shares of Common Stock with a value as of the grant date of $967,750.

(10) Effective April 3, 2006, Mr. Chesser resigned his position as Executive Vice President and Chief Financial Officer and was elected Vice-Chairman.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      The following table sets forth certain information concerning certain grants to the named executive officers of stock options during fiscal 2005, as adjusted for the 2-for-1 stock split effected February 10, 2006. As indicated under the Summary Compensation Table above, the Company did not grant stock appreciation rights ("SARs") of any kind.

                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Grant Date
                                                   Individual Grants                               Value
                               ------------------------------------------------------------     ----------
                                Number of     % of Total
                               Securities       Options
                               Underlying     Granted to     Exercise or                        Grant Date
                                 Options     Employees in     Base Price      Expiration         Present
                               Granted#(1)    Fiscal Year     ($/Sh)(2)          Date           Value($)(3)
                               ----------    ------------    -----------    ---------------     ----------
Frank T. MacInnis ...........    184,000          29%           $22.54      January 3, 2015     $2,230,063
Tony J. Guzzi ...............    101,000          16%           $22.54      January 3, 2015     $1,224,111
Sheldon I. Cammaker .........     67,400          11%           $22.54      January 3, 2015      $ 816,882
Leicle E. Chesser ...........     67,400          11%           $22.54      January 3, 2015      $ 816,882
R. Kevin Matz ...............     54,600           9%           $22.54      January 3, 2015      $ 661,747

----------
(1) The options referred to in this table have a ten-year term and are exercisable one-third on or after each of the first three anniversaries of the grant date.

(2) The stock option exercise price for a share of Common Stock is the fair market value of a share of Common Stock on the date of grant. No SARs, performance units or other instruments were granted in tandem with the stock options reported herein.

(3) Present value was calculated using the Black-Scholes option-pricing model which involves an extrapolation of future price levels based solely on past performance. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, dividend yield, stock price volatility, and exercise dates. In calculating the present value as of the date of grant of the options reported in the table, the Company assumed an interest rate of 3.84% per annum, an annual dividend yield of zero, volatility of 35.9%, and an exercise date at the end of option term in 2015. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend on the future market price of the Common Stock and cannot be forecasted accurately by application of an option-pricing model.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth certain information concerning unexercised options to purchase Common Stock held at the end of fiscal year 2005 by the named executive officers and the exercise of options by the named executive officers during fiscal year 2005, in each case as adjusted for the 2-for-1 stock split effected February 10, 2006. No named executive officer holds any SARs.

                   AGGREGATED OPTION EXERCISES FISCAL 2005 AND
                       FISCAL 2005 YEAR-END OPTION VALUES

                                                                                      Value of Unexercised
                                                            Number of Unexercised         In-the-Money
                                                                 Options at                Options at
                                    Shares        Value          FY-End (#)               FY-End ($)(1)
                                  Acquired on   Realized        Exercisable/              Exercisable/
Name                             Exercise (#)      ($)          Unexercisable             Unexercisable
-----                            ------------   --------    ---------------------    ----------------------
Frank T. MacInnis ............      311,434    $6,702,060      999,815/258,129       $18,428,638/$2,944,737
Tony J. Guzzi ................         None                     20,000/141,000       $   288,600/$1,711,430
Sheldon I. Cammaker ..........       30,000     $ 636,512       223,693/90,195       $ 3,437,866/$1,027,011
Leicle E. Chesser ............       93,000    $1,984,620       223,693/90,195       $ 3,437,866/$1,027,011
R. Kevin Matz ................        3,400      $ 70,873       190,520/72,570       $   3,140,649/$826,103

----------
(1) For purposes of this column, value is calculated based on the aggregate amount of the excess of $33.77 (the closing price of the Common Stock as reported on the New York Stock Exchange on December 31, 2005) over the relevant exercise price for a share of Common Stock with respect to the options, in each case as adjusted for the 2-for-1 stock split.

                            EQUITY COMPENSATION PLANS

      The following table summarizes, as of December 31, 2005, equity compensation plans that were approved by stockholders and equity compensation plans that were not approved by stockholders. The information in the table and in the notes thereto have been adjusted for the 2-for-1 stock split effected on February 10, 2006.

                                                        EQUITY COMPENSATION PLAN INFORMATION
                                            A                             B                            C
                               --------------------------       --------------------       -----------------------
                                                                                             Number of Securities
                                                                                           Remaining Available for
                                                                                            Future Issuance Under
                               Number of Securities to be         Weighted-Average           Equity Compensation
                                Issued upon Exercise of          Exercise Price of             Plans (Excluding
                                  Outstanding Options,          Outstanding Options,       Securities Reflected in
Plan Category                      Warrants and Rights           Warrants and Rights               Column A)
-----------------------        --------------------------       --------------------       -----------------------
Equity Compensation Plans
  Approved by
  Stockholders ...............          1,449,996                         $19.20                  1,206,524(2)
Equity Compensation Plans
  Not Approved by
  Security Holders ...........          2,364,944(1)                      $19.71                     51,058(3)
                                      -----------                                              ------------
Total                                   3,814,940                         $19.52                  1,257,582
                                      ===========                                              ============

----------
(1) 129,666 shares relate to outstanding options to purchase shares of Common Stock which were granted to the Company's employees (other than executive officers) (the "Employee Options"), 2,041,666 shares relate to outstanding options to purchase shares of Common Stock which were granted to its executive officers (the "Executive Options"), 28,000 shares relate to outstanding options to purchase shares of Common Stock which were granted to members of its Board of Directors (the "Director Options"), and 166,212 shares relate to restricted stock units ("RSUs") described below under "Restricted Stock Units."

(2) Includes 114,924 shares of Common Stock available for future issuance under the Company's 1997 Non-Employee Directors' Non-Qualified Stock Option Plan (the "1997 Directors' Plan"), 60,000 shares of Common Stock available for future issuance under its 2003 Non-Employee Directors' Stock Option Plan, 79,600 shares of Common Stock available for future issuance under its 2003 Management Stock Incentive Plan, 900,000 shares of Common Stock available for future issuance under its 2005 Management Stock Incentive Plan, and 52,000 shares of Common Stock available for future issuance under its 2005 Stock Plan for Directors. The shares available for future issuance under the 2003 and 2005 Management Stock Incentive Plans may be issuable in respect of options and/or stock appreciation rights granted under the Plans and/or may also be issued pursuant to the award of restricted stock, unrestricted stock and/or awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Common Stock. Shares of Common Stock that remain available for issuance under the 2005 Stock Plan for Directors are issuable to each non-employee director who elects to receive $40,000 of his non-cash annual retainer in shares of Common Stock. The number of shares issuable to each such director is determined by dividing $40,000 by the fair market value of a share of Common Stock as of the first business day of each calendar year and increasing such resulting number by 20%. One-half of such shares are to be delivered to the director promptly after the first business day of the calendar year, and the other half are held by the Company for one year after which they are to be delivered to the director.

(3)   Represents shares relating to the grant of RSUs.

             EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

      The references below in this Section to numbers of options, to option exercise prices and to restricted stock units have been adjusted for the 2-for-1 stock split effected on February 10, 2006.

EMPLOYEE OPTIONS

      The Employee Options referred to in note (1) to the immediately preceding table under Equity Compensation Plan Information (the "Table") vest over three years in equal annual installments, commencing with the first anniversary of the date of grant of the Employee Options. The Company's Board of Directors granted such Employee Options to certain key employees based upon such employees' performance. The Employee Options have an exercise price per share equal to the fair market value of a share of Common Stock on the respective grant dates of the Employee Options and have a term of ten years from the grant date.

EXECUTIVE OPTIONS

      28,000 of the Executive Options referred to in note (1) to the Table were granted to six executive officers in connection with their employment agreements with the Company, which employment agreements were made as of January 1, 1998, as amended (the "1998 Employment Agreements"). Pursuant to the terms of the 1998 Employment Agreements, each such executive officer received a fixed number of Executive Options on the first business day of 2000 and 2001 with respective exercise prices of $8.78 and $12.72 per share; in addition, Mr. MacInnis, the Company's Chairman of the Board and Chief Executive Officer, received, pursant to his 1998 Employment Agreement, an additional grant of an option to purchase 400,000 shares with an exercise price of $9.88 per share. Such Executive Options vested on the first anniversary of the grant date, other than the option granted to Mr. MacInnis for 400,000 shares which vested in four equal installments based upon the Common Stock reaching target stock prices of $12.50, $15.00, $17.50 and $20.00.

      1,301,066 of the Executive Options referred to in note (1) to the Table were granted to six executive officers in connection with their employment agreements with the Company, which employment agreements were dated January 1, 2002 (the "2002 Employment Agreements"), and 60,000 of the Executive Options referred to in note (1) to the Table were granted to Mr. Tony Guzzi, the Company's President and Chief Operating Officer in October 2004. Of these Executive Options, (i) an aggregate amount of 342,220 were granted on December 14, 2001 with an exercise price of $20.85 per share, (ii) an aggregate amount of 291,400 were granted on January 2, 2002 with an exercise price of $23.18 per share, (iii) an aggregate amount of 282,670 were granted on January 2, 2003 with an exercise price of $27.37, and (iv) an aggregate amount of 384,796 were granted on January 2, 2004 with an exercise price of $21.92. The Executive Options referred to above in clause (i) were exercisable in full on the grant date; the terms of the Executive Options referred to above in clauses (ii),
(iii), and (iv) provided that they were exercisable as follows: one-fourth on the grant date, one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date and one-fourth on the last business day of the calendar year immediately preceding the third anniversary of the grant date. During 2004, the then out-of-the-money Executive Options referred to in clauses (iii) and (iv) were vested in full in anticipation of a change in accounting rules requiring the expensing of stock options. The options granted to Mr. Guzzi are exercisable in three equal annual installments, commencing with the first anniversary of the date of grant.

      Each of the Executive Options granted have a term of ten years from their respective grant dates and an exercise price per share equal to the fair market value of a share of Common Stock on their respective grant dates.

DIRECTOR OPTIONS

      During 2002, each of the Company's non-employee directors received 4,000 Director Options, and in 2003 Mr. Larry J. Bump, upon his election to the Board, received 4,000 Director Options. The price at which such Director Options are exercisable is equal to the fair market value per share of Common Stock on the grant date. The exercise price per share of the Director Options is $27.75 per share, except those granted to Mr. Yonker, upon his election to the Board on October 25, 2002, which have an exercise price of $25.88 per share, and those granted to Mr. Bump, upon his election to the Board on February 27, 2003, which have an exercise price of $24.08 per share. All of these options became exercisable commencing with the grant date and have a term of ten years from the grant date. These options were in addition to the 6,000 options to purchase Common Stock that were granted in 2002 and 2003 to each non-employee director under the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, which plan has been approved by the Company's stockholders.

RESTRICTED STOCK UNITS

      An Executive Stock Bonus Plan (the "Stock Bonus Plan") for executive officers was adopted by the Company's Board in October 2000 and amended December 11, 2003. Pursuant to the Stock Bonus Plan, as amended, 25% of the annual bonus earned by each executive officer (other than Mr. Guzzi who was not a participant in the Stock Bonus Plan) during the years 2000 through 2004 was automatically credited to him in the form of units ("RSUs") that have been or will be converted into Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus was determined. The units have or are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (a) the first business day following the day upon which the Company releases to the public generally its results in respect of the fourth quarter of the third calendar year following the year in respect of which the RSUs were granted ("Release Date"),
(b) the executive officer's termination of employment for any reason or (c) immediately prior to a "change of control" (as defined in the Stock Bonus Plan). In addition, pursuant to the Stock Bonus Plan, each executive officer was permitted at his election to cause all or part of his annual bonus not automatically credited to him in the form of RSUs under the Stock Bonus Plan to be credited to him in the form of units ("Voluntary Units") that have been or will be converted into Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus was determined. An election to accept Voluntary Units under the Stock Bonus Plan had to be made at least six months prior to the end of calendar year in respect of which the bonus was payable. These Voluntary Units have been or will be converted into shares of Common Stock and delivered to the executive officer on the earliest of (a) the date elected by the executive officer, which, in no event, could be earlier than the Release Date, (b) the executive officer's termination of employment or (c) immediately prior to a "change of control."

      In addition, on October 25, 2004, when he joined the Company, Mr. Guzzi was granted 50,000 restricted stock units. 25,000 of these units were converted into an equal number of shares of Common Stock on March 1, 2005 and 25,000 of these units were converted into an equal number of shares of Common Stock on February 24, 2006.

                            TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

SEVERANCE AGREEMENTS

      Each of Messrs. Frank T. MacInnis, Chairman of the Board of Directors and Chief Executive Officer, Tony J. Guzzi, President and Chief Operating Officer, Sheldon I. Cammaker, Executive Vice President and General Counsel, and R. Kevin Matz, Senior Vice President-Shared Services, is a party to a severance agreement with the Company which provides for certain benefits under certain circumstances should such executive officer's employment with the Company be terminated (the "Severance Agreements"). The Company entered into a Severance Agreement with Mr. Tony Guzzi as of October 25, 2004 and with Messrs. MacInnis, Cammaker, and Matz as of April 25, 2005. Messrs. MacInnis, Guzzi, Cammaker, and Matz are hereinafter referred to individually as an "Executive" and collectively as "Executives."

      Each of the Severance Agreements provides that if the Executive's employment is terminated by the Company without Cause (as that term is defined in his Severance Agreement) or if he terminates his employment for Good Reason (as that term is defined in his Severance Agreement), he will be entitled to receive, in periodic payments, over two years an aggregate amount equal to twice his base salary in effect immediately prior to the occurrence of the event or circumstance upon which the termination is based. In addition, he will be entitled to receive all unpaid amounts in respect of his bonus for any calendar year ended before the date of termination and an amount equal to his target bonus for the year in which his termination takes place multiplied by a fraction the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by the Company and the denominator of which is 365. He will also be entitled for a period of 18 months from the date of termination, at the Company's expense, to coverage for himself (and, to the extent applicable, his eligible dependents) under the Company's medical, dental and hospitalization insurance plans and for a period of 12 months from the date of termination, at the Company's expense, to coverage under the Company's group life and accidental death and dismemberment insurance plans; provided, however, that if he is provided with comparable coverage by a successor employer any such coverage by the Company shall cease. No severance benefits are payable under the Severance Agreement if benefits are payable under such Executive's Change of Control Agreement hereafter referred to.

CHESSER SEPARATION AGREEMENT

      Effective April 3, 2006, a severance agreement between the Company and Mr. Chesser, similar to the severance agreements with the other named executive officers described above, was terminated, and he and the Company entered into a separation agreement providing for the termination of his employment as of December 31, 2006 (the "Termination Date"). Under the terms of the separation agreement Mr. Chesser shall serve as Vice Chairman of the Company through the Termination Date at an annual salary of $450,000 and will be eligible for a bonus based upon the Company's 2006 operations. In addition, the 67,400 options granted to him as of January 3, 2005 at a price per share of $22.54 (all as adjusted for the 2-for-1 stock split effected February 10, 2006) have been amended so that commencing January 3, 2007 all or any part of such options may be exercised at any time for from time to time through December 31, 2007. In addition, 6,834 stock units (as adjusted for the 2-for-1 stock split) awarded to him under the Executive Stock Bonus Plan that would otherwise be converted into shares of Common Stock on Mr. Chesser's termination of employment shall be converted to shares of Common Stock on July 1, 2007. Mr. Chesser also agreed to relinquish any entitlement to 15,284 stock units awarded to him as of January 3, 2006 under the Company's Long Term Incentive Plan that became effective in January 2006, and the Company granted to him 5,095 restricted stock units under the Company's 2003 Management Stock Incentive Plan that will entitle him to receive an equal number of shares of Common Stock on the first business day following the day on which the Company releases to the public generally its results for the 2008 fourth quarter. In addition, for a period of 18 months following the Termination Date, the Company is to continue to pay the employer's share of Mr. Chesser's medical insurance premiums. Mr. Chesser has agreed, among other things, that for a period of 12 months following the Termination Date he shall make himself available to the Company for consultation at the rate of $300 per hour and during that period he will not compete with the Company or any of its subsidiaries.

CHANGE OF CONTROL AGREEMENTS

      Each of the Executives is a party to a Change of Control Agreement with the Company (the "Change of Control Agreements"). The purpose of the Change of Control Agreements is to retain the services of the Executives and to assure their continued productivity without disturbance in circumstances arising from the possibility or occurrence of a Change of Control of the Company. For purposes of these agreements a "Change of Control" means, in general, the occurrence of (i) the acquisition by a person or group of persons of 25% or more of the voting securities of the Company, (ii) the approval by the Company's stockholders of a merger, business combination or sale of the Company's assets, the result of which is that less than 65% of the voting securities of the resulting corporation is owned by the holders of the Common Stock prior to such transaction or (iii) the failure of Incumbent Directors (as defined in the Change of Control Agreements) to constitute at least a majority of the Board of Directors of the Company during any two year period.

      Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a Change of Control, for termination after a Change of Control due to death, disability, any termination for Cause (as that term is defined in the Change of Control Agreements), or for voluntary termination (other than for Good Reason) (as that term is defined in the Change of Control Agreements).

      Each Change of Control Agreement generally provides to the Executive a severance benefit if the Company terminates the Executive's employment without Cause or the Executive terminates his employment for Good Reason within two years following a Change of Control equal to the sum of three times (i) his base salary at the time of the Change of Control, (ii) the higher of (A) his bonus in respect of the year prior to the Change of Control and (B) the average of his bonuses for the three years prior to the Change of Control and (iii) the value of perquisites provided in respect of the year prior to the Change of Control. Other severance benefits include outplacement assistance and a continuance of insurance benefits for three years.

SECTION 280G

      If all of any portion of the payments or benefits referred to in the preceding paragraphs under "Severance Agreements" and "Change of Control Agreements" either alone or together with other payments and benefits which any of Messrs. MacInnis, Guzzi, Cammaker or Matz receives or is then entitled to receive from the Company would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such Executive shall be entitled to such additional payments as may be necessary to ensure that the net after tax benefit of all such payments shall be equal to his respective net after tax benefit as if no excise tax had been imposed under Section 4999 of the Code.

GUZZI LETTER AGREEMENT

      On October 25, 2004, the Company and Mr. Guzzi entered into a letter agreement setting forth certain terms of Mr. Guzzi's employment with the Company (the "Guzzi Letter Agreement"). Pursuant to the Guzzi Letter Agreement, (a) Mr. Guzzi's base salary is set at no less than the annual rate of $525,000 and (b) his annual target bonus is set at no less than 100% of his base salary.

                           RELATED PARTY TRANSACTIONS

      Pursuant to the terms of the Guzzi Letter Agreement, the Company agreed to purchase Mr. Guzzi's home in upstate New York in connection with his relocation to Fairfield County, Connecticut where the Company's executive offices are located. In August, 2005, the Company purchased Mr. Guzzi's home from him and his wife for approximately $417,000. The purchase price, determined by Mr. Cammaker, Executive Vice President and General Counsel of the Company, was based upon the advice of local realtors and bids received by the Guzzis from unrelated third parties. Shortly thereafter, the Company resold the house and received the amount it had paid the Guzzis less real estate commissions and other related expenses.

      During 2005, the Company provided facilities and/or construction services in the ordinary course of business to certain affiliates of FMR Corp., Goldman Sachs Asset Management, L.P. and Barclays Global Investor, N.A./Barclays Global Fund Advisors, each of which, as of December 31, 2005, beneficially owned more than 5% of the outstanding shares of the Common Stock. Such services were provided on substantially the same terms as those provided to unrelated third parties for comparable services.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2005, the Compensation Committee was responsible for matters concerning executive compensation.

      Messrs. Bershad, Bump, Fried and Yonker served as members of the Compensation Committee during 2005.

      No member of the Compensation Committee was at any time during 2005 a present or former officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee administers the Company's executive compensation program. The Compensation Committee is comprised entirely of independent directors, consistent with New York Stock Exchange listing standards and the Company's corporate governance policies.

      The main objective of the Company's executive compensation program is to attract and retain highly-qualified executives critical to the long-term success of the Company and motivate such executives to advance the interests of stockholders by linking a significant portion of their compensation to the performance of the Company. As described below in more detail, the key components of executive officer compensation are base salary, an annual bonus (a portion of which had been payable in restricted stock units in respect of 2000 through 2004 and, commencing with 2005, a portion of which bonus is payable in phantom stock units), through 2005, stock options, and, in respect of 2006 and succeeding years, awards under the long term incentive plan discussed below. The Compensation Committee seeks to compensate its executive officers at levels competitive with other companies in the same industry and/or comparable in size to the Company (the "Comparable Companies"). After evaluating compensation paid to executives by Comparable Companies, the report of the Company's outside compensation consultants and, except with respect to his own compensation, the recommendations of the Company's Chief Executive Officer, the Compensation Committee works to create compensation packages designed to achieve the Company's goal of retaining such executives and motivating them to maximize shareholder return. The Compensation Committee does not have target amounts of stock ownership for its executive officers.

      BASE SALARY. Each year the Compensation Committee sets executive officer base salary by reference to the salaries of executive officers holding comparable positions at Comparable Companies and based upon salaries paid in prior years. In setting the base salary of the executives, the Compensation Committee also considers the performance of the Company in the immediately preceding fiscal year and such executive's individual performance over the past year and relative skill, experience, background and responsibilities. During 2004 and for the fiscal year 2005, Mr. Guzzi's salary was based, in part, upon the terms of the Guzzi Letter Agreement described in the Section entitled "Termination of Employment and Change of Control Arrangements."

      BONUSES. In 2005, each executive officer was eligible for a maximum annual bonus based on achievement of objective performance goals by the Company and actual bonuses paid on average were approximately 185% of an executive's total compensation. 20% of each such bonus was paid in phantom stock units, the value of which will be payable two years following the award of such bonus and will be based upon the value of an equal number of shares of Common Stock at the end of such two year period. For 2006, a maximum annual bonus based on the achievement of objective performance goals for the Company for each of the executive officers has been established. However, the actual bonus payable to each such executive officer may be less than the maximum in the sole discretion of the Compensation Committee.

      LONG TERM  INCENTIVE  PLAN.  Prior to 2006,  award of the Company's  stock options had been intended to provide executive officers with the promise of long-term rewards which appreciate in value with the positive performance of the Company, thus, directly aligning executive and stockholder interests. Such options have vested based on time. In 2005, options were granted to each executive officer based on a percentage of his base salary. Such percentages were determined by the Compensation Committee based on the recommendation of outside compensation consultants, taking into account the availability of options under the benefit plans of the Company, and prior practice. Stock option grants made to the named executive officers in 2005 are further described in the "Summary Compensation Table" in the Section entitled "Executive Compensation-Summary of Cash and Certain Other Compensation," above and in the "Option Grants in Last Fiscal Year" table in the Section entitled "Executive Compensation-Stock Options and Stock Appreciation Rights," above. Commencing with 2006, the Company has established a Long Term Incentive Plan (the "LTIP"). Under the terms of the LTIP, executive officers of the Company, including each of the named executive officers, are each entitled to an annual grant of stock units, which vest and convert into shares of the Company's Common Stock, approximately three years following the date of grant. The number of stock units granted to each such executive officer is based upon a percentage of his base salary, which percentage has been set forth in the LTIP and may be modified by the Compensation Committee. In addition, each of such executive officers is also entitled to a cash award under the LTIP if the Company meets certain earnings per share objectives which are established by the Compensation Committee for the two year period 2006 and 2007 and for succeeding three year periods, the first of which three year periods commences 2006.

      OTHER COMPENSATION. The executive officers also participate in the Company's Retirement and Savings Plan as well as the medical, life and disability insurance plans generally available to all employees. In addition, each of the executive officers receives certain personal benefits, including life insurance in an amount approximately equal to twice his annual base salary and an allowance for leasing of an automobile. In addition, each of them (other than Mr. Guzzi) also is reimbursed for monthly dues in a club suitable for entertaining Company clients. Each executive officer is also reimbursed for the taxes on these personal benefits.

      CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee reviews and approves all aspects of the compensation of the Company's Chief Executive Officer, including his base salary, bonus, equity based awards and personal benefits. Such compensation is based upon the performance of the Company, individual performance, executive compensation levels at Comparable Companies, and the desire to retain his services. At the beginning of each year, the Compensation Committee sets criteria for Mr. MacInnis' performance goals in order to link the bonus component of Mr. MacInnis' compensation to the performance of the Company. Such measures are in compliance with Section 162(m) of the Internal Revenue Code as described below under "Section 162(m)". In 2005, such performance goals were based upon the Company's operating income and cash flow. The Compensation Committee also sets a target bonus for Mr. MacInnis which target bonus for 2005 was $840,000. At the end of each year, the Compensation Committee evaluates the Company and Chief Executive Officer's actual performance in light of the performance goals set at the beginning of the year, and together with the other independent directors, determines his bonus. For 2005, Mr. MacInnis received a bonus valued at $1,763,979, of which a portion was paid in phantom stock units, as described in footnote 2 to the "Summary Compensation Table" in the Section entitled "Executive Compensation-Summary of Cash and Certain Other Compensation," above.

      OTHER EXECUTIVE OFFICERS. The Compensation Committee also, no less than annually, reviews and determines, based on the factors described above under "Base Salary", compensation levels for the other executive officers and other officers and employees of the Company and each of its subsidiaries whose proposed base salary is $400,000 or more. As described above, the compensation package for the executive officers has included a base salary, bonus, stock options, and personal benefits. At the beginning of 2005, the Compensation Committee, based on recommendations of the Chief Executive Officer, set performance goals for the executive officers, based on objective criteria and linked to the performance of the Company and the individual. Following the end of 2005, the amount of the annual bonus paid to each executive officer (other than Mr. MacInnis) was based upon the Committee's evaluation of the Company's and the executive's performance in light of such goals. Together with the other independent directors, the Committee also is responsible for approving any employment, severance or similar agreements with such individuals.

      ADMINISTRATION OF PLANS. The Compensation Committee is charged with making recommendations to the Board of Directors with respect to all incentive compensation plans and equity-based plans for officers and other employees of the Company and its subsidiaries and administers the Company's cash and equity based compensation plans and programs. The entire Board determines the amount, if any, of the Company's matching contributions under the 401(k) Savings Plan. While other compensation decisions generally are not submitted to the Board, it has the ultimate power and authority with respect to compensation matters.

      SECTION 162(M). Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the Chief Executive Officer and any of the other four most highly compensated executive officers whose compensation is required to be reported in the "Summary Compensation Table" is limited to $1,000,000 per officer, subject to certain exceptions. The Compensation Committee has taken, and intends to continue to take, such actions as are necessary to reduce, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Compensation Committee believes to be an important element of the Company's executive compensation program.

                                    By: Compensation and Personnel Committee

                                        Stephen W. Bershad, Chairperson
                                        Larry J. Bump
                                        Albert Fried, Jr.
                                        Michael T. Yonker

                                PERFORMANCE GRAPH

      The following performance graph compares the Company's total stockholder return on its Common Stock from January 1, 2001 to December 31, 2005 as compared to the Russell 2000 Index and the Dow Jones Heavy Construction Index.

      The following performance graph assumes $100 was invested on January 1, 2001 in Common Stock of the Company and in each of the indices and assumes reinvestment of all dividends.

                         COMPARATIVE FIVE YEAR RETURNS

                                         Russell 2000           Dow Jones Heavy
                        EMCOR                Index            Construction Index
                        -----            ------------         ------------------
01/01/01                100                  100                     100
                        119.73               89.89                   115
                        141.76               99.94                   135.93
                        125.1                85.82                   129.13
12/31/01                178.04               101.03                  123.97
                        227.45               102.94                  132.6
                        230.2                91.19                   118.06
                        194.9                71.97                   94.11
12/31/02                207.88               79.23                   101.8
                        193.73               77.2                    108.85
                        193.41               94.38                   114.93
                        136.43               105.95                  126.02
12/31/03                172.16               115.18                  133.63
                        143.92               113.75                  132.79
                        172.47               122.02                  137.81
                        147.53               113.75                  131.96
12/31/04                177.18               132.36                  157.02
                        183.61               123.81                  189.75
                        191.76               119.78                  189.75
                        232.55               130.15                  211.14
12/31/05                264.86               132.45                  247.22


                             AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2005, included in the Company's annual report on Form 10-K for that year.

      The Audit Committee has reviewed and discussed these audited financial statements with management and the Company's independent auditors, Ernst & Young LLP.

      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AUss.380).

      The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1
("Independence Discussions with Audit Committees"), as amended, and has discussed with Ernst & Young LLP that firm's independence from the Company. The Audit Committee has also concluded that the provision to the Company by Ernst & Young LLP of audit and non-audit services, as described under the table of "Fees" in the Section entitled "Ratification of Appointment of Independent Auditors", is compatible with the independence of Ernst & Young LLP.

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                    By: Audit Committee

                                        David A. B. Brown, Chairman
                                        Stephen W. Bershad
                                        Larry J. Bump
                                        Richard F. Hamm, Jr.

                        APPROVAL OF ADOPTION OF AMENDMENT
            TO THE 2005 MANAGEMENT STOCK INCENTIVE PLAN (PROPOSAL 2)

      The Company has a 2005 Management Stock Incentive Plan (the "Management Plan") administered by the Compensation and Personnel Committee of the Board of Directors (the "Compensation Committee"). The Management Plan was approved by the stockholders of the Company on June 16, 2005. The Management Plan permits the award to key employees of the Company of stock options and/or stock appreciation rights pursuant to which shares may be issued under the Management Plan as well as stock awards and other awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company's Common Stock, all as determined by the Compensation Committee.

      The Board has adopted, subject to stockholder approval, an amendment (the "Amendment") to the Management Plan to provide for the payment of performance based cash awards thereunder (in addition to stock options, stock appreciation rights, shares and awards valued by reference to or otherwise based on the fair market of the Company's Common Stock which are already provided for in the Management Plan (collectively "equity awards")) so that such cash awards may be made in a manner designed to make them deductible without regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four most highly compensated executive officers in any year. However, qualifying performance based compensation is not subject to such deduction limit if certain requirements, like those already provided for in the Management Plan in respect of certain equity awards, are satisfied, including a requirement that an award be paid only if objective performance goals set in advance are achieved.

      ACCORDINGLY, IT IS PROPOSED THAT SECTION 2(N) AND SECTION 9 OF THE MANAGEMENT PLAN BE AMENDED TO PROVIDE FOR CASH AWARDS IN ADDITION TO THE EXISTING PERMITTED EQUITY AWARDS. THE COMPLETE TEXT OF REVISED SECTION 2(N) AND
SECTION 9 WITH THE PROPOSED DELETIONS INDICATED AND THE PROPOSED ADDITIONAL LANGUAGE IN ITALICIZED FORM IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT. THE PROPOSED AMENDMENT DOES NOT INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE MANAGEMENT PLAN.

      The Board also has adopted a Long Term Incentive Plan (the "LTIP") effective January 1, 2006 for five executive officers of the Company (including the named executive officers other than Mr. Chesser who is resigning as of December 31, 2006) and certain executive officers (presently seven) of certain of its subsidiaries. The LTIP provides for both stock awards and performance based cash awards. Awards under the LTIP are to be granted and paid pursuant to the Management Plan as awards granted thereunder. LTIP performance based cash awards are intended to be deductible without regard to Section 162(m) of the Code and are conditioned upon stockholder approval of the proposed Amendment. The LTIP is described in, and attached to, a Form 8-K filed by the Company on December 16, 2005.

DESCRIPTION OF THE MANAGEMENT PLAN

      ADMINISTRATION. The Management Plan is administered by the Compensation Committee, which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto) and, to the extent required by

Section 162(m) of the Code, "outside directors" within the meaning thereof. The Compensation Committee is authorized to interpret the Management Plan, to establish, amend and rescind any rules and regulations relating to the Management Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Management Plan.

      SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock which may be issued under the Management Plan is 900,000, as adjusted for the 2-for-1 stock split effected February 10, 2006. The Management Plan originally provided for the issuance of up to 1,200,000 shares (as adjusted for the split), but the Compensation Committee determined not to issue more than 900,000 shares thereunder, and the Board subsequently formally amended the Management Plan to reduce such number of shares to 900,000. As of April 19, 2006, the closing price on The New York Stock Exchange of a share of Common Stock was $51.69.

      STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Compensation Committee may award non-qualified or incentive stock options for federal income tax purposes. Options granted under the Management Plan shall be vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee, but in no event shall an option be exercisable more than ten years after it is granted. The maximum number of shares of Common Stock covered by options that may be granted during any calendar year to any participant shall be 200,000.

      The exercise price per share of Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. To the extent permitted by the Compensation
Committee, the exercise price of an option may be paid (a) in cash or its equivalent, (b) in shares of Common Stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the Compensation Committee; provided, that such shares have been held by the participant for no less than six months, (c) partly in cash and partly in shares of Common Stock, or (d) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell shares of Common Stock obtained upon the exercise of the option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares of Common Stock being purchased.

      The Compensation Committee may grant stock appreciation rights independent of or in conjunction with an option. The maximum number of shares of Common Stock covered by a stock appreciation right that may be granted during any calendar year to any participant shall be 200,000. The exercise price of a stock appreciation right shall not be less than the fair market value of the Common Stock on the date the stock appreciation right is granted; provided, however, that, in the case of a stock appreciation right granted in conjunction with an option, the exercise price may not be less than the exercise price of the related option. Each stock appreciation right granted independent of an option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the per share exercise price, times (ii) the number of shares of Common Stock covered by the stock appreciation right. Each stock appreciation right granted in conjunction with an option shall entitle a participant to surrender the option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the per share exercise price, times (ii) the number of shares of Common Stock covered by the option which is surrendered. Payment shall be made in shares of Common Stock or in cash or partly in Common Stock and partly in cash (with any Common Stock valued at fair market value), as shall be determined by the Compensation Committee.

      NO REPRICING. The Management Plan prohibits the repricing of options or stock appreciation rights.

      RESTRICTED STOCK, OTHER STOCK-BASED AWARDS, AND CASH AWARDS. The Compensation Committee shall determine the number of shares of restricted stock to grant to a participant, the duration of the period during which, and the conditions, if any, under which the restricted stock may be forfeited to the Company and the other terms and conditions of restricted stock awards.

      The Compensation Committee, in its sole discretion, may grant stock awards, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock and, subject to stockholder approval of the Amendment, may grant cash awards which are not valued or otherwise based on shares. Cash awards and other equity awards may be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock), upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

      PERFORMANCE-BASED AWARDS. Certain stock awards (including restricted stock awards), other stock-based awards, and, subject to stockholder approval of the Amendment, cash awards, granted under the Management Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards ("Performance-Based Awards") shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization): (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvement in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales;
(xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. With respect to Performance-Based Awards, (a) the Compensation Committee shall establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (b) no awards shall be paid to any participant until the Compensation Committee certifies that the objective performance goals (and any other material terms)
applicable to such awards have been satisfied. The maximum amount of Performance-Based Awards that may be granted during a calendar year to any participant shall be: (x) with respect to stock awards and other stock-based awards that are denominated or payable in shares, 100,000 shares of Common Stock, (y) with respect to stock awards and other stock-based awards that are not denominated or payable in shares, $5,000,000, and (z) if the Amendment is approved, with respect to cash awards which are not otherwise valued or based on shares, $3,000,000.

      ADJUSTMENTS UPON CERTAIN EVENTS. In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the Compensation Committee, in its sole discretion, may adjust (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Management Plan or pursuant to outstanding awards,
(ii) the maximum number of shares for which awards (including limits established for restricted stock or other stock-based awards) may be granted during a calendar year to any participant, (iii) the exercise price of any option or stock appreciation right and/or (iv) any other affected terms of such awards.

      Upon the occurrence of a change in control of the Company (as defined in the Management Plan), the Management Plan provides that the Compensation Committee may (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award or (B) cancel awards for fair value or
(C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted thereunder as determined by the Compensation Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the change in control, such options or stock appreciation rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options shall terminate.

      AMENDMENT AND TERMINATION. The Board of Directors may amend, alter or discontinue the Management Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the stockholders of the Company, if such action would, (i) increase the total number of shares reserved for the purposes of the Management Plan or increase the maximum number of shares of restricted stock or other equity awards that may awarded thereunder or the maximum number of shares for which awards may be granted to any participant during a calendar year or (ii) modify the provisions relating to repricing of options or stock appreciation rights, the exercise prices of options, or the period during which awards of shares shall vest, or (b) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the Management Plan. No awards may be made under the Management Plan after ten years from its original date of approval by stockholders.

TAX STATUS OF MANAGEMENT PLAN AWARDS

      INTRODUCTION. The following discussion of the federal income tax status of awards under the Management Plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below.

      INCENTIVE STOCK OPTIONS. If the option is an incentive stock option, no income is realized by the participant upon grant or exercise of the option, and no deduction is available to the Company at such time except that upon exercise the excess of the fair market value of the Common Stock over the exercise price of the option is an item of tax preference potentially subject to the alternative minimum tax. If the Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, upon disposition of the shares, any resulting gain is taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of such periods, any gain on the disposition of the shares, up to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price of the option, is taxed at ordinary rates as compensation paid to the participant, and the Company is entitled to a deduction for an equivalent amount. Any amount realized by the participant in excess of the fair market value of the stock at the time of exercise is taxed at capital gains rates.

      NON-QUALIFIED OPTIONS. If the option is a non-qualified option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of exercise (other than by delivery of Common Stock to the Company), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, and the Company receives a tax deduction for the same amount. If an option is exercised by delivering Common Stock to the Company, a number of shares received by the participant equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the participant will be taxable to the participant as ordinary income (and the Company will receive a corresponding deduction), and the participant's tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise is treated as capital gain or loss.

      STOCK APPRECIATION RIGHTS. No income is realized by the participant at the time a stock appreciation right is awarded, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash or the fair market value of the Common Stock received by the participant, and the Company shall be entitled to a deduction of equivalent value.

      RESTRICTED STOCK AND OTHER AWARDS. Subject to Section 162(m) of the Code, discussed below, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on the restricted stock awarded lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of the grant by the Company to the participant of a restricted stock award as permitted under Section 83(b) of the Code, in which case both the Company's deduction and the participant's inclusion in income occur on the grant date. The value of any part of any other award distributed to participants shall be taxable as ordinary income to such participants in the year in which such stock, cash or other consideration is received, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction.

      SECTION 162(M). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to such deduction limit if certain requirements are meet. One requirement is stockholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of Performance Based Awards, other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be no less than fair market value of the Common Stock on the date of grant.

      NEW PLAN BENEFITS. The following table shows outstanding stock units awarded under the LTIP pursuant to the Management Plan, which stock units vest three years from the award date.

                                                   Stock Units'
                                              Dollar Value ($)     Number of
  Name and Position                            As of Award Date   Stock Units
--------------------------------------------------------------------------------
  Frank T. MacInnis
  Chairman of the Board and
  Chief Executive Officer ...................     $1,479,000        41,322
  Tony J. Guzzi
  President and Chief Operating Officer .....      $ 810,000        22,768
  Sheldon I. Cammaker
  Executive Vice President and
  General Counsel and Secretary .............      $ 543,750        15,284
  R. Kevin Matz
  Senior Vice President - Shared Services ...      $ 437,500        12,298
  Executive Group ...........................     $3,686,250       103,618
  Non-Executive Director Group ..............              0             0
  Non-Executive Officer Employee Group ......      $ 858,912        24,144
--------------------------------------------------------------------------------

      Performance-based cash awards have been made under the LTIP pursuant to the Management Plan and will only be payable if the Amendment is approved by stockholders. With respect to the two year period 2006 and 2007, the payment of those performance-based cash awards may range, depending upon aggregate earnings per share during that period, for Mr. MacInnis from 0 to $735,000, for Mr. Guzzi from 0 to $405,000, for Mr. Cammaker from 0 to $271,875, for Mr. Matz from 0 to $218,750, for all executive officers as a group from 0 to $1,843,125, and for the one non-executive officer, who has received one of those awards, from 0 to $187,500. With respect to the three year period 2006, 2007, and 2008, the payment of those performance-based cash awards may range, depending upon aggregate earnings per share during that period, for Mr. MacInnis from 0 to $1,470,000, for Mr. Guzzi from 0 to $810,000, for Mr. Cammaker from 0 to $543,750, for Mr. Matz from 0 to $437,500, for all executive officers as a group from 0 to $3,686,250, and for non-executive officers as a group from 0 to $1,352,500. No other cash awards have been made under the Management Plan.

      Future awards under the Management Plan are discretionary and cannot be determined at this time.

                           ADOPTION OF PROPOSAL NO. 2

      The Company believes that its best interest will be served by the approval of Proposal No. 2.

      Approval of Proposal No. 2 requires the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ADOPTION OF AMENDMENT TO THE 2005 MANAGEMENT STOCK INCENTIVE PLAN.

        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 3)

      The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as the Company's independent auditors for 2006, subject to ratification by stockholders and presents this selection to the stockholders for ratification. If the stockholders do not approve the appointment of Ernst & Young LLP, the solicitation of other independent auditors will be considered by the Audit Committee. Ernst & Young LLP has acted as the Company's independent auditors since May 14, 2002.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

FEES

      The aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the years ended December 31, 2005 and 2004 were as follows:

            Services Provided                     Fee Amount
            --------------------------------------------------------
                                              2005           2004
                                           ----------     ----------
            Audit Fees(1) ............     $3,845,834     $3,917,008
            Audit Related Fees(2) ....     $  103,565     $   99,000
            Tax Fees(3) ..............     $  137,785     $  169,000
            All Other Fees(4) ........     $   10,000     $    5,000
                                           ----------     ----------
                  Total ..............     $4,097,184     $4,190,008
            --------------------------------------------------------

----------
(1) Fees in connection with the annual audit of the Company's annual financial statements, including attestation on the Company's internal control over financial reporting, the issuance of consents with respect to Registration Statements on Forms S-8, reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, and statutory audits.

(2) Fees rendered for employee benefit plan audits and also includes for 2004 fees for a specified audit procedures report and for 2004 fees for consulting services related to Section 404 of the Sarbanes-Oxley Act of 2002.

(3)   Fees  for  services  related  to  tax  compliance,   including  consulting
      services, the preparation of tax returns, tax planning and tax advice.

(4)   Software subscriptions.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

      The 2005 and 2004 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors' independence.

      The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors' independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve services is reported at the next scheduled Audit Committee meeting.

      The Company entered into an engagement letter with Ernst & Young LLP for its 2005 services, which, among other things, contains contractual provisions that subject the Company to alternative dispute resolution procedures and excludes punitive damages from any monetary award. It is anticipated that the services performed by Ernst & Young LLP for 2006 will be subject to a similar engagement letter.

ADOPTION OF PROPOSAL NO. 3

      The Company believes that its best interests will be served by the approval of Proposal No. 3.

      Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of the Common Stock represented at the Annual Meeting and entitled to vote thereon.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2006.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and to furnish copies of such statements to the Company.

      To the Company's knowledge and based solely upon a review of such reports, during the fiscal year 2005 all such reports relating to share ownership were timely filed.

                                  OTHER MATTERS

      STOCKHOLDER PROPOSALS. Stockholders' proposals must be received by the Company at its headquarters in Norwalk, Connecticut on or before December 27, 2006 in order to be considered for inclusion in next year's Proxy Statement.

      The Company's bylaws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board of Directors. A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder's intent is given to the Secretary of the Company, not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

      A stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the bylaws.

      The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy statement.

                                OTHER INFORMATION

      The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. D.F. King & Co., Inc. has been retained for solicitation of all brokers and nominees for a fee of $9,000, plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

      The Board of Directors is aware of no other matters that are to be presented to the stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

      UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF RECORD ON APRIL 19, 2006, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO SHELDON I. CAMMAKER, SECRETARY, EMCOR GROUP, INC., 301 MERRITT SEVEN, NORWALK, CONNECTICUT 06851.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        SHELDON I. CAMMAKER
                                        SECRETARY

April 26, 2006

                      [This Page Intentionally Left Blank]

                                                                       Exhibit A

                                EMCOR GROUP, INC.

                 STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

      It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company's management. For a Director to be deemed "independent," the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company's stockholders. In making this determination, the Board shall apply the following standards:

      o A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

      o A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

      o A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

      o A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's current executive officers serve on that company's compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

      o A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity's consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

      o A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company's fiscal year in an aggregate amount in excess of 2% of the Company's total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

      o A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity's fiscal year in an aggregate amount in excess of 2% of such entity's total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

      o A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any


                                     -A-1-
            executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

      For purposes of these Guidelines, the term:

      o "immediate family" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person's home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

      o "Company" includes any parent or subsidiary in a consolidated group with the Company.

      o "significant" equity holder of an entity means a holder of 10% or more of such entity's equity.

      The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director's business and other relationships with the Company to enable the Board to evaluate the Director's independence.

      Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as "independent." This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

                                     -A-2-

                                                                       Exhibit B

              AMENDMENT TO THE 2005 MANAGEMENT STOCK INCENTIVE PLAN

      (n) "OTHER STOCK-BASED AWARDS" means awards IN RESPECT OF SHARES granted pursuant to Section 9.

9.    OTHER STOCK-BASED AWARDS AND CASH AWARDS


      (a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares AND MAY MAKE AWARDS OF CASH WHICH ARE NOT IN RESPECT OF SHARES ("CASH AWARDS"). Such Other Stock-Based Awards AND CASH AWARDS shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) AND CASH AWARDS upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards AND CASH AWARDS may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the AMOUNT OF ANY CASH AWARD AND/OR number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards AND WHETHER such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of CASH AWARDS AND Awards: (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).


      (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 and performance based grants of Shares of Restricted Stock AND CASH AWARDS may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (I) while the outcome for that performance period is substantially uncertain and
            (II) by the earlier of (A)90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins;
            (xii) stock price;  (xiii)  market share;  (xiv)  revenues or sales;
            (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the

                                     -B-1-

            Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of SECTIONS 162(m) AND 409A of the Code, elect to defer payment of a Performance-Based Award. Notwithstanding the foregoing, the maximum amount of Performance-Based Awards that may be granted during a calendar year to any Participant shall be (x) with respect to Other Stock-Based
            Awards and Awards of Shares of Restricted Stock, that are denominated or payable in shares, 100,000 shares, (y) with respect to Other Stock-Based Awards that are not denominated or payable in shares, $5,000,000 AND (Z) WITH RESPECT TO CASH AWARDS, $3,000,000.


                                     -B-2-

           \/   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)   \/
--------------------------------------------------------------------------------


   PROXY                                                                PROXY

                          EMCOR GROUP, INC.

                   ANNUAL MEETING OF STOCKHOLDERS
                            JUNE 15, 2006

            The undersigned hereby appoints Frank T. MacInnis, Sheldon I. Cammaker and Leicle E. Chesser, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the stockholders of EMCOR Group, Inc. to be held in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York on Thursday, June 15, 2006 at 10:00 A.M. (local time), and all adjournments thereof.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

            THIS PROXY IS SOLICITED ON BEHALF OFTHEBOARDOFDIRECTORS.

            UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE "FOR" ALL NOMINEES FOR ELECTION, "FOR" THE AMENDMENT TO THE 2005 MANAGEMENT STOCK INCENTIVE PLAN, AND "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

      (Continued and to be signed on the reverse side.)


                     EMCOR GROUP, INC.
                     P.O. BOX 11343
                     NEW YORK, N.Y. 10203-0343

                                                  \/   DETACH PROXY CARD HERE   \/
------------------------------------------------------------------------------------------------------------------------------------
                                                            PROXY BY MAIL
SIGN, DATE AND RETURN THE              [X]
PROXY CARD PROMPTLY USING    Votes must be indicated
THE ENCLOSED ENVELOPE.      (x) in Black or Blue Ink.

BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1, AND "FOR" ITEMS 2 AND 3.

1. ELECTION OF DIRECTORS
                                                                                                             FOR    AGAINST  ABSTAIN
FOR all nominees  _       WITHHOLD AUTHORITY to vote      _                   _                               _        _        _
listed below     |_|      for all nominees listed below  |_|     EXCEPTIONS  |_|    2. Approval of the       |_|      |_|      |_|
                                                                                       Amendment to the
Nominees: F. MacInnis, S. Bershad, D. Brown, L. Bump, A. Fried, R. Hamm, M. Yonker     2005 Management
(INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the     Stock Incentive Plan.
"Exceptions" box and write that nominee's name in the space provided below.)                                  _        _        _
                                                                                    3. Appointment of        |_|      |_|      |_|
----------------------------------------------------------------------------------     Ernst & Young as
                                                                                       Independent Auditors.

                                                                                                              _
                                                                                    To change your address,  |_|
                                                                                    please mark this box.


                                                                                                              _
                                                                                    To include any comments, |_|
----------------------------------------------------------------------------------  please mark this box.

                                                                                    Sign, Date and Return the
                                                                                    Proxy Card Promptly Using
                                                                                    the Enclosed Envelope



SHARE OWNER SIGN HERE _____________________________________ CO-OWNER SIGN HERE __________________________________ DATE______________

In their discretion to vote upon other matters that may properly come before the meeting. Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.